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                                                                EXECUTION COPY


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                            KATZ MEDIA CORPORATION



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                                 $100,000,000
              10 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007

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                         REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF DECEMBER 19, 1996

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                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION


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



         This Registration Rights Agreement (this "Agreement") is made and entered into as of December 19, 1996, by and among Katz Media Corporation, a Delaware corporation (the "Company"), as issuer, Katz Communications, Inc., a Delaware corporation, Katz Millennium Marketing Inc., a Delaware corporation, Banner Radio Sales, Inc., a Delaware corporation, Christal Radio Sales, Inc., a Delaware corporation, Eastman Radio Sales, Inc., a Delaware corporation, Seltel Inc., a Delaware corporation, Katz Cable Corporation, a Delaware corporation and The National Payroll Company, Inc., a Delaware corporation, as guarantors (each a "Guarantor" and, collectively, the "Guarantors"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), which has agreed to purchase the Company's 10 1/2% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated December 13, 1996 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 9(i) of the Purchase Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act:  The Securities Act of 1933, as amended.

         Business Day: Any day except a Saturday, Sunday or other day in The City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         Broker-Dealer:  Any broker or dealer registered under the Exchange
Act.

         Broker-Dealer Transfer Restricted Notes: Series B Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

         Closing Date:  The date hereof.

         Commission:  The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series

B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date.

         Effectiveness Target Date:  As defined in Section 5.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Series A Notes to (i) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, (ii) certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), and (7) of Regulation D under the Act and (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Act.

         Guarantors: The Guarantors defined in the preamble hereto and any Person which becomes a guarantor after the date hereof pursuant to the terms of the Indenture.

         Holders:  As defined in Section 2(b) hereof.

         Indemnified Holder:  As defined in Section 8(a) hereof.

         Indenture: The Indenture, dated as of the Closing Date, among the Company, the Guarantors and American Stock Transfer & Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Interest Payment Date:  As defined in the Indenture and the Notes.

         NASD:  National Association of Securities Dealers, Inc.

         Notes:  The Series A Notes and the Series B Notes.

         Person: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Record Holder: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

         Registration Default:  As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Notes.

         Series B Notes: The Company's 10 1/2% Series B Senior Subordinated Notes due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Notes covered by a Shelf Registration Statement, in exchange for such Series A Notes.

         Shelf Registration Statement:  As defined in Section 4 hereof.

         TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Notes: Each Series A Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


2.       SECURITIES SUBJECT TO THIS AGREEMENT

         (a) The securities entitled to the benefits of this Agreement are the Transfer Restricted Notes.

         (b) A Person is deemed to be a holder of Transfer Restricted Notes (each, a "Holder") whenever such Person owns Transfer Restricted Notes.


3.       REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors


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shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer (provided, however, that the Company shall not be obligated to file in any jurisdiction in which it is not so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction where it is not so subject), and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for Transfer Restricted Notes and to permit sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 Business Days thereafter.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Transfer Restricted Notes and that were acquired for the account of such Broker- Dealer as a result of market-making activities or other trading activities, may exchange such Transfer Restricted Notes (other than Transfer Restricted Notes acquired directly from the Company) pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         (d) The Company and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated.

         (e) The Company shall promptly provide a reasonable number of copies of the latest version of such Prospectus included in the Exchange Offer Registration Statement to such Restricted Broker-Dealers upon request, and in no event later than two days after such request, at any time during such one-year period in order to facilitate such sales.


4.       SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer with respect to the Series B Notes because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Notes shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or
(B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors shall (x) cause to be filed on or prior to the earliest of (1) 45 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, (2) 45 days after the date on which the Company receives the notice specified in clause (ii) above and (3) 120 days after the Closing Date, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")), relating to all Transfer Restricted Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and (y) use their reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable law or Commission policy, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above, or on the Effectiveness Target Date as defined in Section 5 below. The Company and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Notes by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period that will terminate when all of the Transfer Restricted Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Notes shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


5.       LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 45 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared immediately effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Notes so affected, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder for so long as the Registration Default continues. The amount of liquidated damages payable to each Holder shall increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder for each subsequent 90-day period up to a maximum of $.40 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder. A Registration Default shall cease, and any further liquidated damages with respect to such Registration Default shall cease to accrue, (1) upon the filing of the applicable Registration Statement, in the case of clause
(i) above, (2) upon the effectiveness of the applicable Registration Statement, in the case of clause (ii) above, (3) upon the Consummation of the Exchange Offer, in the case of clause (iii) above, and (4) when the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, becomes effective or usable, in the case of clause (iv) above. Notwithstanding the foregoing to the contrary, the amount of liquidated damages payable shall not increase because more than one Registration Default has occurred and is pending.

         All accrued liquidated damages shall be paid by the Company to Holders of record in the same manner in which payments of interest are made pursuant to the Indenture. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Note at the time such security ceases to be a Transfer Restricted Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.



6.       REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof and shall comply with all of the following provisions:

                  (i) If, following the date hereof, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek oral interpretive advice or other favorable decision, including a no-action letter, from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission; provided, however, that the Company shall not be required to take commercially unreasonable action in connection with the foregoing.

                  (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable),
         (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company or an affiliate thereof.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) including any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers), the Company shall:

                  (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided that the Company shall be entitled to cause the Initial Purchaser or any Holder not to make sales pursuant to the Shelf Registration Statement for a period of up to 60 days in any calendar year if the Company determines in good faith that such registration would interfere with any announced or imminent material financing, acquisition, disposition, corporate reorganization or other material transaction of a similar type involving the Company or would require the disclosure of information that is not in the best interests of the Company to disclose.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) to the extent reasonably practicable, furnish to the Initial Purchaser, each selling Holder named in any Registration Statement or Prospectus and the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, upon request, all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Notes covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof;

                  (v) to the extent reasonably practicable, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives (and representatives of the Guarantors) available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness provided, however, that such selling Holders, underwriter(s), attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents (x) are available to the public, (y) were already in such selling Holders', underwriter(s)', attorneys' or accountants' possession prior to its receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such selling Holders, underwriter(s), attorneys or accountants, after due inquiry, is not prohibited from transmitting the information to such selling Holders, underwriter(s), attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information or documents is required by a court or administrative order after the exhaustion of appeals therefrom;

                  (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Notes, information with respect to the principal amount of Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Notes covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                  (ix) furnish to each selling Holder and the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein excluding exhibits and exhibits incorporated therein by reference except upon request;

                  (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

                  (xi) use its reasonable best efforts to enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any selling Holder of Transfer Restricted Notes included in such registration or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, provided, however, that the Company shall have no liability for any compensation or reimbursement of expenses due to any underwriter, Holder or other party assisting in the disposition of such Transfer Restricted Notes in connection with any Shelf Registration Statement except as set forth in section 7 hereof, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                           (A) furnish, to each selling Holder and each
                  underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of, and, if applicable, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                                    (1) a certificate, dated the date of
                           Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and each of the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (d) of Section 9 of the Purchase Agreement and such other similar matters as the Holders and/or underwriter(s) may reasonably request;

                                    (2) an opinion, dated the date of
                           Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering matters similar to those set forth in paragraph (e) of

                           Section 9 of the Purchase Agreement and such other matter as the Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company in connection with the preparation of the applicable Registration Statement and has considered the matters required to be stated therein and the statements concluded therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises such Holders, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon facts provided to such counsel by officers and other representatives of the Company), no facts have come to such counsel's attention which led it to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, pro forma financial data, the financial statement schedules and other financial, statistical and accounting data included in or omitted from any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated as of
                           the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(h) of the Purchase Agreement, without exception;

                           (B) deliver such other documents and certificates as
                  may be reasonably requested by the selling Holders or the underwriter(s), if any, to evidence compliance with clause
                  (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

                  The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct, the Company or the Guarantors shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) in connection with any sale of Transfer Restricted Notes that will result in such securities no longer being Transfer Restricted Notes, cooperate, and cause the Guarantors to cooperate, with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Notes in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Notes;

                  (xv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in clause (xi) above;

                  (xvi) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted Notes not later than the effective date of a Registration Statement covering such Transfer Restricted Notes and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Notes which are in a form eligible for deposit with The Depository Trust Company;

                  (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Notes to consummate the disposition of such Transfer Restricted Notes;

                  (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate, and cause the Guarantors to cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and cause the Guarantors to execute, and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Note that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xvi) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.


7.       REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all printing expenses of printing (including printing certificates for the Series B Notes and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and the Guarantors and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Notes; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to pay (a) the fees and expenses of any underwriter or of legal counsel for any underwriter, other than a "qualified independent underwriter" (acting solely in such capacity) as provided in clause (i) of the preceding sentence or (b) any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Notes.

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Notes the distribution of which is being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the principal amount of such Transfer Restricted Notes; provided, however, that such counsel must be reasonably satisfactory to the Company.

8.       INDEMNIFICATION

         (a) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) in such capacity may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is
(i) made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders through you expressly for use therein or (ii) made in any preliminary Prospectus if a copy of the final Prospectus (as amended or supplemented) was not sent or given by or on behalf of the Holder to the person asserting any such loss, claim, damage, liability or expense prior to the written confirmation of the sale of the Notes and the final Prospectus (as amended or supplemented) would have corrected in all material respects such untrue statement or omission. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, any of its subsidiaries or an Indemnified Person.

         (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or a Guarantor, such Indemnified Person shall promptly notify the Company and/or such Guarantor in writing (provided, that the failure to give such notice shall not relieve the Company or any Guarantor of its obligations pursuant to this Agreement) and the Company or such Guarantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or such Guarantor, (ii) the Company or such Guarantor shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company, the Guarantors or any of its Subsidiaries and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or any of its Subsidiaries (in which case the Company or a Guarantor shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company and the Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the Holders and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company and the Guarantors shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, but if settled with the written consent of the Company, which consent will not be unreasonably withheld, the Company and each Guarantor agree to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company or a Guarantor to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, each of the Company and each Guarantor agree that it shall be liable for any settlement of any proceeding effected without the Company's written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request, and (ii) the Company or a Guarantor shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

         (c) Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and each Guarantor, their directors, their officers and any controlling person (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company and each Guarantor to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in the Offering Documents. In case any action shall be brought against any such Indemnified Person in respect of which indemnity may be sought against a Holder of Transfer Restricted Notes, such Holder shall have the rights and duties given to the Company and the Guarantors (except that if the Company or a Guarantor shall have assumed the defense thereof, the Holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such

Holders), and the Indemnified Person shall have the rights and duties given to the Holders by Section 8(b) hereof.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Transfer Restricted Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand, and the indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, a Guarantor or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and the Guarantors set forth herein shall be in addition to any liability or obligation the Company and the Guarantors may otherwise have to any Indemnified Person.

         The Company, the Guarantors and each Holder of Transfer Restricted Notes agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and the Holders' related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Transfer Restricted Notes purchased by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Company and the Guarantors may otherwise have to the Indemnified Persons.

9.       RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding, to make available, upon request of any Holder of Transfer Restricted Notes, to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A.


10.      UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements.


11.      SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Notes covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering. Such investment bankers and managers must be reasonably satisfactory to the Company and are referred to herein as the "underwriters."


12.      MARKET-MAKING PROSPECTUSES

                  (i) Following the consummation of any Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Notes are outstanding if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, the Company agrees (A) to periodically amend the applicable Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Act, (B) to amend the applicable Registration Statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the Registration Statement, and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each such amendment or supplement as the Initial Purchasers may reasonably request.

13.      MISCELLANEOUS

         (a) Remedies. Payment of liquidated damages pursuant to Section 5 hereof shall be the sole remedy available to Holders in the event the Company and the Guarantors do not comply with the deadlines set forth herein with respect to the conduct of the Exchange Offer or the registration of the Series A Notes pursuant to a Shelf Registration Statement pursuant to Section 4 hereof.

         (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Offering Memorandum, neither the Company nor the Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Notes. The Company will not take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes subject to such Exchange Offer.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Company or the Guarantors:

                               Katz Media Corporation
                               125 West 55th Street
                               New York, NY 10019
                               Telecopier No.: (212) 424-6489
                               Attention: Chief Financial Officer

                           With a copy to:

                               Akin, Gump, Strauss, Hauer and Feld, L.L.P.
                               399 Park Avenue, 22nd Floor
                               New York, NY 10019
                               Telecopier No.: (212) 407-3226
                               Attention: Edward D. Sopher, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes directly from such Holder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            Very truly yours,


                                            KATZ MEDIA CORPORATION


                                            By:  /s/ Richard  Vendig
                                            -----------------------------------
                                                 Name:  Richard Vendig
                                                 Title: Senior Vice President




                                            KATZ COMMUNICATIONS, INC.
                                            KATZ MILLENNIUM MARKETING INC.
                                            BANNER RADIO SALES, INC.
                                                 CHRISTAL RADIO SALES, INC.
                                            EASTMAN RADIO SALES, INC.
                                            SELTEL INC.
                                            KATZ CABLE CORPORATION
                                            THE NATIONAL PAYROLL COMPANY, INC.



                                            By:  /s/ Richard Vendig
                                            -----------------------------------
                                                 Name:  Richard Vendig
                                                 Title: Senior Vice President





DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:  /s/ Dan K. Flatley
-------------------------------
     Name:  Dan K. Flatley
     Title: Managing Director